FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports Third Quarter 2022 Results

SOUTHFIELD, Mich., November 1, 2022 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2022.

Third Quarter 2022 Highlights

•Sales increased 23% to $5.2 billion, compared to $4.3 billion in the third quarter of 2021
•Net income (loss) of $92 million and adjusted net income of $140 million, compared to $(27) million and $32 million, respectively, in the third quarter of 2021
•Core operating earnings of $235 million, compared to $98 million in the third quarter of 2021
•Earnings (loss) per share of $1.54 and adjusted earnings per share of $2.33, compared to $(0.44) and $0.53, respectively, in the third quarter of 2021
•Net cash provided by (used in) operating activities of $252 million and free cash flow of $112 million, compared to $(4) million and $(157) million, respectively, in the third quarter of 2021
•Selected by General Motors to exclusively supply the Battery Disconnect Unit (BDU) on all full-size SUVs and trucks built on the automaker’s Ultium battery EV platform through 2030
•Received more than twice as many J.D. Power 2022 U.S. Seat Quality and Satisfaction StudySM awards than any other seat supplier, with two best in segment and seven total awards
•Awarded a 2022 Automotive News PACEpilot award for ConfigurE+ with zonal safety technology, the first wireless and electronics-based system that identifies seat location and occupant status to activate safety features
•Joined the Climate Group’s RE100 initiative, committing to source 100% of the electricity used across global operations from renewable sources by 2030
•Returned $71 million to shareholders through dividends and share repurchases
•Cash and cash equivalents of $842 million and total available liquidity of $2.8 billion at quarter end

(more)

“Lear delivered improved financial results in the third quarter, reflecting higher industry volumes and our strong new business backlog,” said Ray Scott, Lear’s President and Chief Executive Officer. “We expect further improvement in both business segments in the fourth quarter. We continue to win electrification awards in E-Systems, highlighted by our most significant award to date to supply our BDU across all full-size SUVs and trucks built on General Motors’ Ultium EV battery platform through 2030. In Seating, we once again won more than twice as many J.D. Power seat quality awards than any other seating supplier. We continue to focus our efforts on operational efficiencies, developing innovative solutions for our customers, and increasing earnings and cash flow.”

Third Quarter Financial Results
(in millions, except per share amounts)

	2022	2021
Reported
Sales	$5,241.2	$4,268.2
Net income/(loss)	$92.3	$(26.5)
Earnings/(loss) per share	$1.54	$(0.44)

Adjusted(1)
Core operating earnings	$234.6	$98.2
Adjusted net income	$139.5	$32
Adjusted earnings per share	$2.33	$0.53

In the third quarter, global vehicle production increased by 29% compared to a year ago, with North America up 24%, Europe up 20% and China up 35%. Global production increased on a Lear sales-weighted basis(2) by approximately 25%.

Sales in the third quarter increased 23% to $5.2 billion compared to a year ago. Excluding the impact of foreign exchange, commodities and acquisitions, sales were up 26%, reflecting increased production on key Lear platforms and the addition of new business in both business segments. Sales growth over market in the third quarter was one percentage point, driven primarily by the impact of new business in both business segments largely offset by negative platform mix. Year-to-date sales growth over market was four percentage points.

Core operating earnings were $235 million, or 4.5% of sales, compared to $98 million, or 2.3% of sales, in 2021. The increase in earnings resulted primarily from higher production on key Lear platforms and the addition of new business, which were partially offset by the impact of foreign exchange. In the Seating segment, margins and adjusted margins were 5.7% and 6.6% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 3.5% and 3.9% of sales, respectively.

Earnings per share were $1.54. Adjusted earnings per share were $2.33, up from $0.53 in 2021, primarily reflecting higher operating earnings.

In the third quarter of 2022, net cash provided by operating activities was $252 million, and free cash flow(1) was $112 million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and third quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchases

During the third quarter of 2022, we repurchased 187,192 shares of our common stock for a total of $25.0 million. At the end of the third quarter, we had a remaining share repurchase authorization of approximately $1.3 billion, which expires on December 31, 2024, and reflects approximately 15% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 53.0 million shares of our common stock for a total of $4.8 billion at an average price of $91.42 per share. This represents a reduction of approximately 50% of our shares outstanding since the time we began the program.

2022 Financial Outlook

Our 2022 financial outlook has not changed from our prior outlook and is summarized below:

Full Year 2022 Financial Outlook
Net Sales	$20,550 - $21,050 million
Core Operating Earnings	$815 - $915 million
Adjusted EBITDA	$1,405 - $1,505 million
Restructuring Costs	≈$150 million
Operating Cash Flow	$950 - $1,075 million
Capital Spending	$675 - $700 million
Free Cash Flow	$275 - $375 million

The industry volume assumptions underlying Lear’s 2022 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.05/Euro and 6.69 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2022 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s third quarter 2022 financial results and related matters on November 1, 2022, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 9206262. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity (income) loss, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity (income) loss, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income (loss) attributable to Lear and diluted net income (loss) per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by (used in) operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income (loss) attributable to Lear, diluted net income (loss) per share attributable to Lear, cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Reports on Form 10-Q for the quarters ended April 2, 2022 and July 2, 2022, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of the ongoing COVID-19 pandemic and the Ukraine war on the Company’s business and the global economy, supply chain disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 186 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	October 1, 2022	October 2, 2021
Net sales	$5,241.2	$4,268.2

Cost of sales	4,864.3	4,041.5
Selling, general and administrative expenses	163.9	163.3
Amortization of intangible assets	15.2	15.8
Interest expense	24.8	22.6
Other expense, net	18.1	11.1

Consolidated income before income taxes and equity in net (income) loss of affiliates	154.9	13.9
Income taxes	41.7	20.9
Equity in net (income) loss of affiliates	(6.0)	1.7

Consolidated net income (loss)	119.2	(8.7)
Net income attributable to noncontrolling interests	26.9	17.8

Net income (loss) attributable to Lear	$92.3	$(26.5)

Diluted net income (loss) per share attributable to Lear	$1.54	$(0.44)

Weighted average number of diluted shares outstanding	59.8	59.9

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Net sales	$15,520.6	$14,383.3

Cost of sales	14,482.3	13,262.4
Selling, general and administrative expenses	512.4	503.0
Amortization of intangible assets	55.5	57.4
Interest expense	74.6	67.2
Other (income) expense, net	59.8	(28.7)

Consolidated income before income taxes and equity in net income of affiliates	336.0	522.0
Income taxes	85.6	119.1
Equity in net income of affiliates	(21.0)	(9.1)

Consolidated net income	271.4	412.0
Net income attributable to noncontrolling interests	61.2	59.6

Net income attributable to Lear	$210.2	$352.4

Diluted net income per share available to Lear common stockholders	$3.50	$5.83

Weighted average number of diluted shares outstanding	60.0	60.5

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 1, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$842.2	$1,318.3
Accounts receivable	3,570.3	3,041.5
Inventories	1,594.1	1,571.9
Other	918.1	833.5
	6,924.7	6,765.2
Long-Term:
PP&E, net	2,704.9	2,720.1
Goodwill	1,604.8	1,657.9
Other	2,144.8	2,209.2
	6,454.5	6,587.2

Total Assets	$13,379.2	$13,352.4

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$3.9	$—
Accounts payable and drafts	3,278.0	2,952.4
Accrued liabilities	1,906.7	1,806.7
Current portion of long-term debt	1.2	0.8
	5,189.8	4,759.9
Long-Term:
Long-term debt	2,600.5	2,595.2
Other	1,161.0	1,188.9
	3,761.5	3,784.1

Equity	4,427.9	4,808.4

Total Liabilities and Equity	$13,379.2	$13,352.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 1, 2022	October 2, 2021
Net Sales
North America	$2,284.2	$1,789.3
Europe and Africa	1,588.8	1,333.4
Asia	1,142.9	962.0
South America	225.3	183.5
Total	$5,241.2	$4,268.2

Content per Vehicle [1]
North America	$632	$616
Europe and Africa	$438	$444

Free Cash Flow [2]
Net cash provided by (used in) operating activities	$252.1	$(4.4)
Capital expenditures	(140.4)	(152.6)
Free cash flow	$111.7	$(157.0)

Core Operating Earnings [2]
Net income (loss) attributable to Lear	$92.3	$(26.5)
Interest expense	24.8	22.6
Other expense, net	18.1	11.1
Income taxes	41.7	20.9
Equity in net (income) loss of affiliates	(6.0)	1.7
Net income attributable to noncontrolling interests	26.9	17.8
Restructuring costs and other special items -
Costs related to restructuring actions	18.6	48.5
Acquisition costs	0.3	—
Impairments related to Russian operations	19.9	—
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.6)	—
Other	(1.4)	2.1
Core operating earnings	$234.6	$98.2

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 1, 2022	October 2, 2021
Adjusted Net Income (Loss) and Adjusted Earnings Per Share [2]
Net income (loss) attributable to Lear	$92.3	$(26.5)
Restructuring costs and other special items -
Costs related to restructuring actions	18.6	48.5
Acquisition costs	0.3	—
Other acquisition-related costs	10.6	—
Impairments related to Russian operations	19.9	—
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.6)	—
Foreign exchange losses due to foreign exchange rate volatility related to Russia	0.8	—
Favorable indirect tax ruling in a foreign jurisdiction	—	1.0
Other	0.6	2.6
Tax impact of special items and other net tax adjustments [3]	(3.0)	6.4
Adjusted net income	$139.5	$32.0

Weighted average number of diluted shares outstanding	59.8	59.9

Diluted net income (loss) per share attributable to Lear	$1.54	$(0.44)

Adjusted weighted average number of diluted shares outstanding	59.8	60.2

Adjusted earnings per share	$2.33	$0.53

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$139.3	$140.4
Less - Intangible asset impairment	—	—
Adjusted depreciation and amortization	$139.3	$140.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Net Sales
North America	$6,675.5	$5,657.5
Europe and Africa	5,124.7	5,137.4
Asia	3,089.0	3,044.7
South America	631.4	543.7
Total	$15,520.6	$14,383.3

Content per Vehicle [1]
North America	$619	$577
Europe and Africa	$436	$419

Free Cash Flow [2]
Net cash provided by operating activities	$484.2	$503.2
Capital expenditures	(442.9)	(405.5)
Free cash flow	$41.3	$97.7

Core Operating Earnings [2]
Net income attributable to Lear	$210.2	$352.4
Interest expense	74.6	67.2
Other (income) expense, net	59.8	(28.7)
Income taxes	85.6	119.1
Equity in net income of affiliates	(21.0)	(9.1)
Net income attributable to noncontrolling interests	61.2	59.6
Restructuring costs and other special items -
Costs related to restructuring actions	93.5	87.7
Acquisition costs	9.6	—
Acquisition-related inventory fair value adjustment	1.1	—
Impairments related to Russian operations	19.9	—
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	3.9	—
Other	(1.6)	10.9
Core operating earnings	$605.7	$667.6

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$210.2	$352.4
Restructuring costs and other special items -
Costs related to restructuring actions	93.5	87.7
Acquisition costs	9.6	—
Acquisition-related inventory fair value adjustment	1.1	—
Other acquisition-related costs	10.6	—
Impairments related to Russian operations	19.9	—
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	3.9	—
Foreign exchange losses due to foreign exchange rate volatility related to Russia	14.5	—
Favorable indirect tax ruling in a foreign jurisdiction	—	(46.0)
Loss related to affiliate	—	1.0
Other	11.2	6.8
Tax impact of special items and other net tax adjustments [3]	(28.4)	(4.2)
Adjusted net income attributable to Lear	$355.0	$406.2

Weighted average number of diluted shares outstanding	60.0	60.5

Diluted net income per share available to Lear common stockholders	$3.50	$5.83

Adjusted earnings per share	$5.91	$6.72

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$434.3	$431.4
Less - Intangible asset impairment	8.9	8.5
Adjusted depreciation and amortization	$425.4	$422.9

Diluted Shares Outstanding at End of Period [4]	59,653,949	60,097,064

[1] Content per Vehicle for 2021 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	October 1, 2022	October 2, 2021
Adjusted Segment Earnings

Seating
Net sales	$3,887.8	$3,166.2

Segment earnings	$222.6	$126.7
Restructuring costs and other special items -
Costs related to restructuring actions	12.0	17.1
Impairments related to Russian operations	19.9	—
Other	0.3	0.2
Adjusted segment earnings	$254.8	$144.0

Adjusted segment margins	6.6%	4.5%

E-Systems
Net sales	$1,353.4	$1,102.0

Segment earnings	$46.8	$(7.5)
Restructuring and other special items -
Costs related to restructuring actions	6.5	30.1
Insurance recoveries related to typhoon in the Philippines, net of costs	(0.7)	—
Other	0.8	0.4
Adjusted segment earnings	$53.4	$23.0

Adjusted segment margins	3.9%	2.1%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Adjusted Segment Earnings

Seating
Net sales	$11,674.4	$10,770.4

Segment earnings	$636.6	$670.9
Costs related to restructuring actions	47.5	41.5
Acquisition costs	0.1	—
Acquisition-related inventory fair value adjustment	1.1	—
Impairments related to Russian operations	19.9	—
Costs related to typhoon in the Philippines	0.1	—
Other	0.6	0.9
Adjusted segment earnings	$705.9	$713.3

Adjusted segment margins	6.0%	6.6%

E-Systems
Net sales	$3,846.2	$3,612.9

Segment earnings	$64.7	$108.4
Costs related to restructuring actions	40.9	40.7
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	3.3	—
Other	1.8	1.2
Adjusted segment earnings	$119.6	$158.8

Adjusted segment margins	3.1%	4.4%